Exhibit 22.1

Issuers and Guarantors of Guaranteed Securities and Affiliate Securities Pledged as Collateral

as of September 30, 2026

CCO Holdings, LLC (“CCO Holdings”) and each of the Obligor Subsidiaries (as defined below), have fully and unconditionally guaranteed on a joint, several, full and unconditional basis each of the debt securities listed below, unless such subsidiary is an issuer of the listed debt security. Such guarantees are secured by substantially all of the assets of the Obligor Subsidiaries, including a pledge of the equity interests of substantially all of the subsidiaries owned by CCO and the other Obligor Subsidiaries (the “Pledged Equity Interests”).

Debt Securities Issued by Charter Communications Operating, LLC (“CCO”) and Charter Communications Operating Capital Corp. (“CCO Capital”), guaranteed by CCO Holdings and each of the Obligor Subsidiaries (other than CCO and CCO Capital) and secured by the Pledged Equity Interests:

3.750% senior notes due February 15, 2028

4.200% senior notes due March 15, 2028

2.250% senior notes due January 15, 2029

5.050% senior notes due March 30, 2029

6.100% senior notes due June 1, 2029

2.800% senior notes due April 1, 2031

2.300% senior notes due February 1, 2032

6.050% senior notes due February 15, 2032

4.400% senior notes due April 1, 2033

6.650% senior notes due February 1, 2034

6.600% senior notes due February 15, 2034

6.550% senior notes due June 1, 2034

6.384% senior notes due October 23, 2035

5.850% senior notes due December 1, 2035

6.950% senior notes due August 15, 2036

5.375% senior notes due April 1, 2038

7.087% senior notes due September 1, 2038

3.500% senior notes due June 1, 2041

7.337% senior notes due September 1, 2041

3.500% senior notes due March 1, 2042

6.484% senior notes due October 23, 2045

5.375% senior notes due May 1, 2047

5.750% senior notes due April 1, 2048

5.125% senior notes due July 1, 2049

4.800% senior notes due March 1, 2050

3.700% senior notes due April 1, 2051

3.900% senior notes due June 1, 2052

5.250% senior notes due April 1, 2053

6.834% senior notes due October 23, 2055

6.700% senior notes due December 1, 2055

7.850% senior notes due August 15, 2056

3.850% senior notes due April 1, 2061

4.400% senior notes due December 1, 2061

3.950% senior notes due June 30, 2062

5.500% senior notes due April 1, 2063

Debt Securities Issued by Time Warner Cable, LLC (“TWC”), guaranteed by CCO Holdings and each of the Obligor Subsidiaries (other than TWC) and secured by the Pledged Equity Interests:

5.750% sterling senior notes due June 2, 2031

6.550% senior debentures due May 1, 2037

7.300% senior debentures due July 1, 2038

6.750% senior debentures due June 15, 2039

5.875% senior debentures due November 15, 2040

5.500% senior debentures due September 1, 2041

5.250% sterling senior notes due July 15, 2042

4.500% senior debentures due September 15, 2042

Debt Securities Issued by Time Warner Cable Enterprises LLC (“TWCE”), guaranteed by CCO Holdings and each of the Obligor Subsidiaries (other than TWCE) and secured by the Pledged Equity Interests:

8.375% senior debentures due July 15, 2033

Debt Securities Issued by Cox Communications, LLC (“Cox Communications”), guaranteed by CCO Holdings and each of the Obligor Subsidiaries (other than Cox Communications) and secured by the Pledged Equity Interests:

3.500% notes due August 15, 2027

6.800% debentures due August 1, 2028

6.950% medium term notes due January 15, 2028

5.450% notes due September 15, 2028

1.800% notes due October 1, 2030

2.600% notes due June 15, 2031

5.700% notes due June 15, 2033

5.450% notes due September 1, 2034

4.800% notes due February 1, 2035

6.450% notes due December 1, 2036

6.950% notes due June 1, 2038

8.375% notes due March 1, 2039

4.700% notes due December 15, 2042

4.500% notes due June 30, 2043

4.600% notes due August 15, 2047

2.950% notes due October 1, 2050

3.600% notes due June 15, 2051

5.800% notes due December 15, 2053

5.950% notes due September 1, 2054

“Obligor Subsidiaries”:

BPRF Holdings, LLC

Bresnan Broadband Holdings, LLC

CB Commercial Devices, LLC

CCI Corporate Services, LLC

CCI Devices, LLC

CCO NR Holdings, LLC

Charter Communications ASC, LLC

Charter Communications Operating Capital Corp.

Charter Communications SSC, LLC

Charter Communications VI HoldCo, LLC

Charter Communications VI, L.L.C.

Charter Communications, LLC

Charter Distribution, LLC

Charter Leasing Holding Company, LLC

Charter Procurement Leasing, LLC

Cox Advanced Services Arizona, LLC

Cox Advanced Services Arkansas, LLC

Cox Advanced Services California, LLC

Cox Advanced Services Connecticut, LLC

Cox Advanced Services Florida, LLC

Cox Advanced Services Georgia, LLC

Cox Advanced Services Idaho, LLC

Cox Advanced Services Iowa, LLC

Cox Advanced Services Kansas, LLC

Cox Advanced Services Louisiana, LLC

Cox Advanced Services Nebraska, LLC

Cox Advanced Services Nevada, LLC

Cox Advanced Services North Carolina, LLC

Cox Advanced Services Ohio, LLC

Cox Advanced Services Oklahoma, LLC

Cox Advanced Services Rhode Island, LLC

Cox Advanced Services Virginia, LLC

Cox Arizona Telcom, L.L.C.

Cox Arkansas Telcom, L.L.C.

Cox California Telcom, L.L.C.

Cox Colorado Telcom, L.L.C.

Cox Communications Arizona, LLC

Cox Communications California, LLC

Cox Communications EBD Holdings, LLC

Cox Communications Georgia, LLC

Cox Communications Gulf Coast, LLC

Cox Communications Hampton Roads, L.L.C.

Cox Communications Kansas, L.L.C.

Cox Communications Las Vegas, LLC

Cox Communications Louisiana, L.L.C.

Cox Communications Missouri, LLC

Cox Communications NCC, LLC

Cox Communications Omaha, L.L.C.

Cox Communications Tower, LLC

Cox Communications, LLC

Cox Connecticut Telcom, L.L.C.

Cox Florida Telcom, L.P.

Cox HMS, LLC

Cox Horizon Growth, LLC

Cox Idaho Telcom, L.L.C.

Cox Iowa Telcom, L.L.C.

Cox Kansas Telcom, L.L.C.

Cox LAHC, LLC

Cox Media, L.L.C.

Cox Missouri Telcom, LLC

Cox Nebraska Telcom, L.L.C.

Cox Nevada Telcom, L.L.C.

Cox North Carolina Telcom, L.L.C.

Cox Ohio Telcom, L.L.C.

Cox Oklahoma Telcom, L.L.C.

Cox Rhode Island Telcom, L.L.C.

Cox TMI, LLC

Cox Virginia Telcom, L.L.C.

Cox Wireless Access, LLC

Cox/Charter Master Cable Advertising, LLC

CoxCom, LLC

DukeNet Communications, LLC

Fiber Platform Blocker, LLC

Fiber Platform Holdings, LLC

Fiber Platform, LLC

Hospitality Network Louisiana, L.L.C.

Hospitality Network Pennsylvania, LLC

Hospitality Network, L.L.C.

Logicworks Systems, LLC

Rapidscale, LLC

Spectrum Advanced Services, LLC

Spectrum Gulf Coast, LLC

Spectrum Mid-America, LLC

Spectrum Mobile Equipment, LLC

Spectrum Mobile, LLC

Spectrum New York Metro, LLC

Spectrum NLP, LLC

Spectrum Northeast, LLC

Spectrum Oceanic, LLC

Spectrum Originals Development, LLC

Spectrum Originals, LLC

Spectrum Pacific West, LLC

Spectrum Reach, LLC

Spectrum RSN, LLC

Spectrum Southeast, LLC

Spectrum Sunshine State, LLC

Spectrum TV Essentials, LLC

Spectrum Wireless Holdings, LLC

Time Warner Cable Enterprises LLC

Time Warner Cable, LLC

TMI Partner Holdings, LLC

TWC Administration LLC

TWC Communications, LLC

TWC SEE Holdco LLC

Unite Private Networks-Illinois, L.L.C.

UPN Intermediate Holdings LLC